Exhibit 99.1

ATLANTA BRAVES HOLDINGS REPORTS
SECOND QUARTER 2025 FINANCIAL RESULTS

Atlanta, Georgia, August 7, 2025 – Atlanta Braves Holdings, Inc. (“ABH”) (Nasdaq: BATRA, BATRK) today reported results for its second quarter ended June 30, 2025.

Highlights include:

●	Total revenue grew to $312 million in the second quarter of 2025, up 10% from the prior year period.
o	Baseball revenue increased 8% from the prior year period to $287 million.
o	Mixed-use development revenue grew 49% from the prior year period to $25 million.
●	Total Adjusted OIBDA(1) grew to $66 million in the second quarter, up 44% from the prior year period.
o	Baseball Adjusted OIBDA grew 39% from the prior year period to $52 million.
o	Mixed-Use Development Adjusted OIBDA grew 53% from the prior year period to $18 million.

Discussion of Results

	Three months ended			Six months ended
	June 30,			June 30,
	2025	2024	% Change	2025	2024	% Change

	amounts in thousands			amounts in thousands

Baseball revenue	$287,319	$266,001	8%	$315,940	$287,971	10%
Mixed-use development revenue	25,121	16,875	49%	43,711	31,985	37%
Total revenue	312,440	282,876	10%	359,651	319,956	12%
Operating costs and expenses:
Baseball operating costs	(210,809)	(205,070)	3%	(259,572)	(250,277)	4%
Mixed-use development costs	(3,633)	(2,410)	51%	(6,041)	(4,663)	30%
Selling, general and administrative, excluding stock-based compensation	(32,294)	(29,646)	9%	(56,883)	(53,020)	7%
Adjusted OIBDA(1)	$65,704	$45,750	44%	$37,155	$11,996	210%

Operating income (loss)	$41,787	$24,936	68%	$(2,665)	$(27,419)	90%

Regular season home games in period	40	40		40	40

Unless otherwise noted, the following discussion compares financial information for three months ended June 30, 2025 to the same period in 2024.

Baseball revenue is derived from two primary sources on an annual basis: (i) baseball event revenue (ticket sales, concessions, advertising sponsorships, suites and premium seat fees) and (ii) broadcasting revenue (national and local broadcast rights). Mixed-use development revenue is derived primarily from a real estate portfolio including the mixed-use facility The Battery Atlanta and primarily includes rental income.

The following table disaggregates revenue by segment and by source:

	Three months ended			Six months ended
	June 30,			June 30,
	2025	2024	% Change	2025	2024	% Change

	amounts in thousands			amounts in thousands
Baseball:
Baseball event	$180,349	$171,350	5%	$181,232	$172,518	5%
Broadcasting	81,068	70,950	14%	85,359	73,051	17%
Retail and licensing	18,566	19,624	(5)%	24,646	25,277	(2)%
Other	7,336	4,077	80%	24,703	17,125	44%
Baseball revenue	287,319	266,001	8%	315,940	287,971	10%
Mixed-use development	25,121	16,875	49%	43,711	31,985	37%
Total revenue	$312,440	$282,876	10%	$359,651	$319,956	12%

There were 40 regular season home games played in both the second quarter of 2025 and the comparable prior year period.

Baseball revenue increased 8% in the second quarter of 2025 compared to the prior year period primarily driven by growth in broadcasting revenue due to additional streaming rights granted to our regional broadcast partner, as well as contractual rate increases. Baseball event revenue increased primarily due to contractual rate increases on season tickets and existing sponsorship contracts, as well as new premium seating and sponsorship agreements, partially offset by a reduction in concession revenue due to reduced attendance at regular season home games. Other revenue increased primarily due to a concert held at Truist Park, as well as other special events.

Mixed-use development revenue increased 49% in the second quarter of 2025 compared to the prior year period primarily due to increases in rental income from various lease commencements and the in-place leases associated with an April 2025 acquisition of certain real estate assets (the “Acquisition”) as well as higher sponsorship revenue, partially offset by various lease terminations.

Operating income and Adjusted OIBDA(1) increased in the second quarter of 2025 compared to the prior year period as revenue growth outpaced increases in operating and selling, general and administrative expenses. Baseball operating costs increased primarily due to increases in MLB’s revenue sharing plan, expenses for events held at Truist Park, and minor league related expenses partially offset by a decrease in major league player salaries. Mixed-use development costs increased during the second quarter of 2025 compared to the prior period as a result of operating costs associated with the assets within the Acquisition. Selling, general and administrative expenses increased due to increased property taxes, insurance and other professional fees as well as personnel costs.

FOOTNOTES

1)	For a definition of Adjusted OIBDA (as defined by ABH) and the applicable reconciliation to the most comparable GAAP measure, see “Non-GAAP Financial Measures and Supplemental Disclosures,” below.

Conference Call Information: Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) will discuss ABH’s financial results on a conference call which will begin at 10:00 a.m. (E.T.) on August 7, 2025. The call can be accessed by dialing (800) 715-9871 or +1 (646) 307-1963, passcode 7251864 at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast, go to https://www.bravesholdings.com/investors/news-events/ir-calendar. Links to this press release will also be available on the ABH website.

About Atlanta Braves Holdings, Inc.: Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) consists primarily of the Major League Baseball franchise the Atlanta Braves and a real estate portfolio including the mixed-use development The Battery Atlanta, which is located adjacent to the Braves stadium, Truist Park. For more information, please visit our website at https://www.bravesholdings.com/investors.

During the conference call, ABH may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. ABH’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the business, product and marketing strategies, new service offerings, future financial performance and prospects, trends and any other matters that are not historical facts. The words "believe," "estimate," "expect," "anticipate," "intend," "plan," "strategy," "continue," "seek," "may," "could" and similar expressions or statements regarding future periods are intended to identify forward-looking statements, although not all forward-looking statements may contain such words. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but such statements necessarily involve risks and uncertainties and there can be no assurance that the expectation or belief will result or be achieved or accomplished. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, include, without limitation: ABH’s historical financial information is not necessarily representative of its future financial position, future results of operations or future cash flows; ABH’s ability to recognize anticipated benefits from the split-off from Liberty Media Corporation (“Liberty”); the incurrence of costs as a standalone public company following the split-off from Liberty; the ability of ABH to successfully transition responsibilities for various matters from Liberty to ABH or third-party personnel; ABH’s ownership, management and board of directors structure; ABH’s ability to obtain additional financing on acceptable terms and cash in amounts sufficient to service debt and other financial obligations; ABH’s indebtedness could adversely affect operations and could limit its ability to react to changes in the economy or its industry; ABH’s ability to realize the benefits of acquisitions or other strategic investments; the impact of inflation and weak economic conditions on consumer demand for products, services and events offered by ABH; the outcome of pending or future litigation or investigations; the operational risks of ABH and its business affiliates with operations outside of the United States; ABH’s ability to use net operating loss and disallowed business interest carryforwards to reduce future tax payments; the ability of ABH and its affiliates to comply with government regulations, including, without limitation, consumer protection laws and competition laws, and adverse outcomes from regulatory proceedings; the regulatory and competitive environment of the industries in which the Company operates; changes in the nature of key strategic relationships with business partners, vendors and joint venturers; the achievement of on-field success; ABH’s ability to develop, obtain and retain talented players; the impact of organized labor on ABH; the impact of the structure or an expansion of MLB; the level of broadcasting revenue that Braves Holdings receives; the impact of data loss or breaches or disruptions of ABH’s information systems and information system security; ABH’s processing, storage, sharing, use, disclosure and protection of personal data could give rise to liabilities; ABH’s ability to attract and retain qualified key personnel; the inherent risks in the real estate business, including, but not limited to, tenant defaults, potential liability relating to environmental matters and liquidity of real estate investments; ABH’s stock price has and may continue to fluctuate; ABH’s common stock and organizational structure; and geopolitical incidents, accidents, terrorist acts, pandemics or epidemics, natural disasters, including the effects of climate change, or other events that cause one or more events to be cancelled or postponed, are not covered by insurance, or cause reputational damage to ABH and its affiliates. These forward-looking statements and such risks, uncertainties, and other factors speak only as of the date of this press release, and ABH expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in ABH’s expectations with regard thereto, or any change in events, conditions or circumstances on which any such statement is based except to the extent required by law. Please refer to the publicly filed documents of ABH, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as may be updated by subsequent filings under the Securities Exchange Act of 1934, as amended, including Forms 10-Q and 8-K, for additional information about ABH and about the risks and uncertainties related to ABH’s business which may affect the statements made in this press release.

NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DISCLOSURES

SCHEDULE 1: Reconciliation of Adjusted OIBDA to Operating Income (Loss)

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for ABH together with reconciliations to operating income, as determined under GAAP. ABH defines Adjusted OIBDA as operating income (loss) plus stock-based compensation, depreciation and amortization, separately reported litigation settlements, restructuring, acquisition and impairment charges, if applicable. However, ABH’s definition of Adjusted OIBDA may differ from similarly titled measures disclosed by other companies.

ABH believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because Adjusted OIBDA is used as a measure of operating performance, ABH views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that ABH management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for ABH to operating income (loss) calculated in accordance with GAAP for the three and six months ended June 30, 2025 and 2024.

	Three months ended		Six months ended
	June 30,		June 30,
(amounts in thousands)	2025	2024	2025	2024
Operating income (loss)	$41,787	$24,936	$(2,665)	$(27,419)
Stock-based compensation	2,646	3,705	5,292	7,424
Depreciation and amortization	21,271	17,109	34,528	31,991
Adjusted OIBDA	$65,704	$45,750	$37,155	$11,996
Baseball	$52,047	$37,391	$12,447	$(4,325)
Mixed-Use Development	17,566	11,509	30,453	21,442
Corporate and other	(3,909)	(3,150)	(5,745)	(5,121)

SCHEDULE 2: Cash and Debt

The following presentation is provided to separately identify cash and debt information. ABH cash decreased $148 million during the second quarter primarily as a result of the Acquisition, other capital expenditures, seasonal working capital changes, and increases in restricted cash held. ABH debt increased $3 million in the second quarter primarily due to borrowings on Mixed-Use Development debt to support capital projects.

(amounts in thousands)	June 30, 2025	March 31, 2025
ABH Cash (GAAP)(a)	$96,196	$244,679

Debt:
Baseball
League wide credit facility	$—	$—
MLB facility fund - term	30,000	30,000
MLB facility fund - revolver	37,950	38,525
TeamCo revolver	—	—
Term debt	155,431	155,431
Mixed-Use Development	482,651	478,583
Total ABH Debt	$706,032	$702,539
Deferred financing costs	(2,931)	(3,073)
Total ABH Debt (GAAP)	$703,101	$699,466

a)	Excludes restricted cash held in reserves pursuant to the terms of various financial obligations of $57 million and $22 million as of June 30, 2025 and March 31, 2025, respectively.

ATLANTA BRAVES HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(unaudited)

	June 30,	December 31,
	2025	2024

	amounts in thousands

Assets
Current assets:
Cash and cash equivalents	$96,196	110,144
Restricted cash	57,425	2,455
Accounts receivable and contract assets, net of allowance for credit losses of $244 and $238, respectively	60,662	49,991
Other current assets	22,250	16,556
Total current assets	236,533	179,146

Property and equipment, at cost	1,259,862	1,161,803
Accumulated depreciation	(378,795)	(354,318)
	881,067	807,485

Investments in affiliates, accounted for using the equity method	114,606	108,786
Intangible assets not subject to amortization:
Goodwill	175,764	175,764
Franchise rights	123,703	123,703
	299,467	299,467

Other assets, net	152,188	128,962
Total assets	$1,683,861	1,523,846

ATLANTA BRAVES HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET (continued)

(unaudited)

	June 30,	December 31,
	2025	2024

	amounts in thousands
	except share amounts

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$111,043	63,711
Deferred revenue and refundable tickets	144,442	111,851
Current portion of debt	104,445	104,193
Other current liabilities	11,232	6,905
Total current liabilities	371,162	286,660

Long-term debt	598,656	512,927
Finance lease liabilities	100,839	103,845
Deferred income tax liabilities	37,755	43,516
Pension liability	4,393	6,558
Other noncurrent liabilities	36,183	34,116
Total liabilities	1,148,988	987,622
Equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; zero shares issued at June 30, 2025 and December 31, 2024	—	—
Series A common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 10,318,162 and 10,318,162 at June 30, 2025 and December 31, 2024, respectively	103	103
Series B common stock, $.01 par value. Authorized 7,500,000 shares; issued and outstanding 977,776 and 977,776 at June 30, 2025 and December 31, 2024, respectively	10	10
Series C common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 51,459,265 and 51,269,890 at June 30, 2025 and December 31, 2024, respectively	513	511
Additional paid-in capital	1,123,091	1,112,551
Accumulated other comprehensive earnings (loss), net of taxes	(3,348)	(3,352)
Retained earnings (deficit)	(597,541)	(585,644)
Total stockholders' equity	522,828	524,179
Noncontrolling interests in equity of subsidiaries	12,045	12,045
Total equity	534,873	536,224
Commitments and contingencies
Total liabilities and equity	$1,683,861	1,523,846

ATLANTA BRAVES HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024

	amounts in thousands,
	except per share amounts
Revenue:
Baseball revenue	$287,319	266,001	315,940	287,971
Mixed-Use Development revenue	25,121	16,875	43,711	31,985
Total revenue	312,440	282,876	359,651	319,956
Operating costs and expenses:
Baseball operating costs	210,809	205,070	259,572	250,277
Mixed-Use Development costs	3,633	2,410	6,041	4,663
Selling, general and administrative, including stock-based compensation	34,940	33,351	62,175	60,444
Depreciation and amortization	21,271	17,109	34,528	31,991
	270,653	257,940	362,316	347,375
Operating income (loss)	41,787	24,936	(2,665)	(27,419)
Other income (expense):
Interest expense	(11,652)	(9,713)	(21,996)	(19,156)
Share of earnings (losses) of affiliates, net	10,613	11,622	10,935	13,249
Realized and unrealized gains (losses) on financial instruments, net	(640)	931	(1,277)	3,905
Other, net	1,673	2,217	2,886	3,986
Earnings (loss) before income taxes	41,781	29,993	(12,117)	(25,435)
Income tax benefit (expense)	(12,287)	(884)	220	3,272
Net earnings (loss)	$29,494	29,109	(11,897)	(22,163)
Basic net earnings (loss) attributable to Series A, Series B and Series C Atlanta Braves Holdings, Inc. shareholders per common share	$0.47	0.47	(0.19)	(0.36)
Diluted net earnings (loss) attributable to Series A, Series B and Series C Atlanta Braves Holdings, Inc. shareholders per common share	$0.46	0.46	(0.19)	(0.36)

ATLANTA BRAVES HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

	Six months ended
	June 30,
	2025	2024

	amounts in thousands
Cash flows from operating activities:
Net earnings (loss)	$(11,897)	(22,163)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	34,528	31,991
Stock-based compensation	5,292	7,424
Share of (earnings) losses of affiliates, net	(10,935)	(13,249)
Realized and unrealized (gains) losses on financial instruments, net	1,277	(3,905)
Deferred income tax expense (benefit)	(5,761)	(2,801)
Cash receipts from returns on equity method investments	5,095	5,838
Net cash received (paid) for interest rate swaps	1,632	3,036
Other charges (credits), net	4,071	(1,480)
Net change in operating assets and liabilities:
Current and other assets	(30,545)	(8,574)
Payables and other liabilities	94,883	60,635
Net cash provided by (used in) operating activities	87,640	56,752
Cash flows from investing activities:
Capital expended for property and equipment	(36,400)	(57,432)
Acquisition of real estate assets	(93,709)	—
Investments in equity method affiliates and equity securities	—	(714)
Other investing activities, net	4	41
Net cash provided by (used in) investing activities	(130,105)	(58,105)
Cash flows from financing activities:
Borrowings of debt	88,509	33,405
Repayments of debt	(5,702)	(4,787)
Proceeds (disbursements) from exercise of stock options and other stock issuances	5,250	(1,027)
Other financing activities, net	(4,570)	(2,599)
Net cash provided by (used in) financing activities	83,487	24,992
Net increase (decrease) in cash, cash equivalents and restricted cash	41,022	23,639
Cash, cash equivalents and restricted cash at beginning of period	112,599	137,717
Cash, cash equivalents and restricted cash at end of period	$153,621	161,356

Supplemental disclosure to the condensed consolidated statements of cash flows:
Property and equipment expenditures incurred but not yet paid	$5,081	23,103

Contact:

Cameron Rudd – Investor Relations

(404) 614-2300 or investorrelations@braves.com